QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Guitar Center, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/  KPMG LLP

Los Angeles, California
November 26, 2003

QuickLinks

  Exhibit 23.1
Independent Auditors' Consent